SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                 DATE OF EARLIEST REPORTED EVENT - July 1, 2004

                               CHISTE CORPORATION
             (Exact name of Registrant as specified in its charter)

              Nevada                    000-032065              86-0965692
 (State or other jurisdiction of       (Commission           (I.R.S. Employer
         incorporation)                File Number)       Identification Number)

                       936A Beachland Boulevard, Suite 13
                            Vero Beach, Florida 32963
                    (Address of principal executive offices)

                                 (772) 231-7544
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 (772) 231-5947
                ------------------------------------------------
                (Issuer's facsimile number, including area code)


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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

ITEM 1.

CHANGES IN CONTROL OF REGISTRANT

      Not Applicable

ITEM 2.

ACQUISITION OR DISPOSITION OF ASSETS.

      Not Applicable

ITEM 3.

BANKRUPTCY OR RECEIVERSHIP.

      Not Applicable

ITEM 4.

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      Not Applicable

ITEM 5.

OTHER EVENTS AND REGULATION FD DISCLOSURE.

      On July 1, 2004, Chiste Corporation, a Nevada corporation ("Company") entered into a Letter of Intent to acquire ICON Textile Laser Systems, Inc. ("ICON"), a manufacturer and marketer of a complete line of laser equipment systems for the textile and apparel finishing industry located in Vernon, California. Under the transactions contemplated under the Letter of Intent, the Company will acquire all of the issued and outstanding shares of ICON's common stock from ICON's existing common stockholders ("ICON Stockholders"). In the exchange, the Company will issue shares of its common stock to the ICON Stockholders in such amount so that, immediately after giving effect to the acquisition and the private placement described below, the ICON Stockholders and the investors in the private placement, will own in the aggregate 90% of the Company's issued and outstanding shares of common stock. At the close of the transaction, it is contemplated that a new board of directors will be designated by the ICON Stockholders and that such Board will include one member to be designated by the current principal shareholder of the Company.


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

      The Company's completion of the acquisition is subject to the negotiation and execution of a definitive acquisition agreement. The transaction is also conditioned on the Company's successful completion of a private placement offering of its common stock in an amount not less than $2,250,000 and not more than $4,000,000. There can be no assurances that the acquisition and the private placement offering will be completed.

      The Letter of Intent further contemplates that the Company will engage Keating Securities, LLC to act as its exclusive placement agent for the offering, subject to the terms and conditions of a selling agreement to be executed between the Company and Keating Securities, LLC. Subject to the satisfaction of the above conditions and other customary conditions, the acquisition is presently expected to close in August 2004.

      ICON was formed in 2003 when it acquired certain intellectual property from Icon Laser Technologies, Inc. ICON owns a series of patents covering the use of lasers to mark or fade a textile by photo-decomposing the dye in the fabric without harming the integrity of the fabric.

      This patented technology uses configurations of high-speed, computer -controlled optical components (lasers, scanners, beam forming optics) to effect textile marking and fading in a process that is environmentally safe, energy efficient, economically superior and more flexible than conventional methods. Compared with the current water and chemical-based methods to finish textiles, the ICON process offers speed and accuracy which results in substantially increased "through-put" (per piece production rate), 100% repeatability, and minimal production damages.

ITEM 6.

RESIGNATIONS OF REGISTRANT'S DIRECTORS.

      Not Applicable

ITEM 7.

FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired.

      Not Applicable

(b) Pro forma financial information.

      Not Applicable

(c) Exhibits.

      Not Applicable

ITEM 8.

CHANGE IN FISCAL YEAR.

      Not Applicable

ITEM 9.

REGULATION FD DISCLOSURE.

      Not Applicable


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Chiste Corporation has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chiste Corporation.
July 7, 2004

By: /s/ Kevin R. Keating
   ----------------------------------------------
    Kevin R. Keating, President and Sole Director



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